Calculation of Filing Fee Tables
S-8
Sunbelt Rentals Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	18,200,000	$ 71.13	$ 1,294,566,000.00	0.0001381	$ 178,779.56
2	Equity	Common Stock, par value $0.01 per share	Other	1,916,084	$ 71.13	$ 136,291,054.92	0.0001381	$ 18,821.79
Total Offering Amounts:						$ 1,430,857,054.92		$ 197,601.35
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 197,601.35
Offering Note
[1]	The amount registered represents 18,200,000 shares of common stock reserved for issuance under the Sunbelt Rentals Holdings, Inc. 2026 Omnibus Equity Incentive Plan (the "2026 Plan"). The amount being registered includes an indeterminate number of additional shares of common stock, par value $0.01 per share (the "Common Stock") that may be issued under the 2026 Plan upon any stock split, stock dividend, recapitalization or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and are calculated on the basis of euro 52.69 per ordinary share (the "Ordinary Shares") of Ashtead Group plc ("Ashtead"), the predecessor to the Company, which is the average of the high and low price per Ordinary Share on the London Stock Exchange on February 25, 2026, as converted into U.S. dollars at the exchange rate of $1.3500 to GBP1.0000 on February 20, 2026 as published by the Board of Governors of the Federal Reserve System. On February 27, 2026, Ashtead completed a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the "Scheme"), whereby each Ordinary Share was cancelled in exchange for one share of Common Stock. As a result of the Scheme, on February 27, 2026, Ashtead became a wholly owned subsidiary of the Company, and on March 2, 2026, the Common Stock was listed and commenced trading on the New York Stock Exchange.

[2]	The amount registered represents 1,916,084 shares of common stock reserved for issuance under the and the Ashtead Group Long Term Incentive Plan 2021, as amended (the "LTIP"). The amount being registered includes an indeterminate number of additional shares of Common Stock that may be issued under the LTIP upon any stock split, stock dividend, recapitalization or other similar transaction in accordance with Rule 416(a) under the Securities Act. The price per share and aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and are calculated on the basis of euro 52.69 per Ordinary Share, which is the average of the high and low price per Ordinary Share on the London Stock Exchange on February 25, 2026, as converted into U.S. dollars at the exchange rate of $1.3500 to GBP1.0000 on February 20, 2026 as published by the Board of Governors of the Federal Reserve System. On February 27, 2026, Ashtead completed the Scheme, whereby each Ordinary Share was cancelled in exchange for one share of Common Stock. As a result of the Scheme, on February 27, 2026, Ashtead became a wholly owned subsidiary of the Company, and on March 2, 2026, the Common Stock was listed and commenced trading on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A